                                                                  EXHIBIT (d)(3)


                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

         THIS INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT is made as of this _____ day of ________, 2000, between FINANCIAL INVESTORS VARIABLE INSURANCE TRUST, a Delaware business trust (the "Trust"), on behalf of its FIRST HORIZON CAPITAL APPRECIATION PORTFOLIO (the "Portfolio") and Delaware Management Company, a series of Delaware Management Business Trust, a Delaware business trust organized under the laws of the State of Delaware ("DMC").

         WHEREAS, the Trust has been organized to operate as an investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act") and to invest and reinvest the assets of the Portfolio in securities pursuant to investment objectives and policies for the Portfolio;

         WHEREAS, the Trust, under separate agreement has engaged the services of First Tennessee Bank National Association ("Bank") as a co-investment adviser to provide or perform various investment advisory, monitoring, statistical, research, portfolio investment adviser selection, and other services with respect to the Portfolio as set forth more fully in the Bank's Investment Advisory and Management Agreement, a form of which is attached hereto as Exhibit A, (Bank hereinafter being referred to as "Co-Adviser" and DMC hereinafter being referred to as "Investment Adviser"); and

        WHEREAS, the Trust desires to obtain the day-to-day portfolio investment management services, information, advice, assistance and facilities of the Investment Adviser with respect to the Portfolio as set forth more fully herein;

         NOW, THEREFORE, Trust, on behalf of the Portfolio, and Investment Adviser agree as follows:

         1. Employment of the Investment Adviser. The Trust hereby employs the Investment Adviser to provide investment advice and to manage the investment and reinvestment of the Portfolio's assets in the manner set forth in
Section 2A of this Agreement, subject to the direction of the Trustees, for the period, in the manner, and on the terms hereinafter set forth. The Investment Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Investment Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         2. Obligation of, and Services to be Provided by, the Investment Adviser. The Investment Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

         A.       Investment Advisory Services.

                  (a) The Investment Adviser shall have overall responsibility for the day-to-day management and investment of the Portfolio's assets and securities portfolio subject to and in accordance with the investment objectives and policies of the Portfolio, and any directions which the Trustees and officers of the Trust may issue to the Investment Adviser from time to time, and shall perform the following services: (i) provide or cause to be provided investment research and credit analysis concerning the Portfolio's investments, (ii) conduct or cause to be conducted a continual program of investment of the Portfolio's assets,
                      (iii) place or cause to be placed orders for all purchases and sales of the investments made for the Portfolio, and
                      (iv) maintain or cause to be maintained the books and records required in connection with its duties hereunder.

                  (b) The Investment Adviser shall advise the Trustees of the
                      Trust regarding overall investment programs and strategies for the Portfolio, revision of such programs as necessary, and shall monitor and report periodically to the Trustees concerning the implementation of such programs and strategies.

                  (c) The Investment Adviser, with the prior approval of the
                      Trustees (and the shareholders to the extent required by applicable law) as to particular appointments, shall be permitted to (i) engage one or more persons or companies ("Sub-Advisers"), which may have full investment discretion to make all determinations with respect to the investment and reinvestment of all or any portion of the Portfolio's assets and the purchase and sale of all or any portion of the Portfolio securities, subject to the terms and conditions of this Agreement and the written agreement to be executed with any Sub-Adviser; and (ii) take such steps as may be necessary to implement such appointment.

                  (d) The Investment Adviser will coordinate its activities with those of the Co-Adviser and will provide to the Co-Adviser such information regarding the Investment Adviser's investment management activities to the Portfolio as the Co-Adviser may reasonably request in order to enable the Co-Adviser to perform its services on behalf of the Portfolio under the Co-Adviser Agreement.

         B. Provision of Information Necessary for Preparation of Securities Registration Statements, Amendments and Other Materials.

                  The Investment Adviser will make available and provide such financial, accounting, statistical and other information related to its duties and responsibilities hereunder as required by the Trustees and necessary for the preparation of registration statements, reports and other documents required by federal and state securities laws and such other information as the Trustees may reasonably request for use by the Trust and its distributor for the underwriting and distribution of the Portfolio's shares.

         C.       Other Obligations and Services.

                  The Investment Adviser agrees to make available its officers and employees to the Trustees and officers of the Trust and to the Co-Adviser for consultation and discussions regarding the investment advisory activities of the Investment Adviser for the Portfolio. The Investment Adviser will also coordinate its activities, to the extent necessary, with the activities of the custodian, transfer agent, distributor, administrator and pricing agent insofar as their respective activities relate to the duties of the Investment Adviser hereunder, and will provide to such service providers of the Portfolio such information as they may reasonably request in order to perform their services on behalf of the Portfolio.

         3. Covenants by Investment Adviser. The Investment Adviser covenants with the Trust that with respect to the services provided to the Portfolio it:

                  (a) will comply with all applicable provisions of the 1940 Act and applicable rules and regulations of the Securities and Exchange Commission ("SEC") and will in addition conduct its activities under this Agreement in accordance with the investment objective, policies and limitations contained the current registration statement of the Portfolio;

                  (b) will not make loans to any person for the purpose of
                      purchasing or carrying Portfolio shares, or make loans to the Portfolio or the Trust;

                  (c) will not purchase shares of the Portfolio or the Trust for its own investment account;

                  (d) will maintain all books and records with respect to the securities transactions of the Portfolio and furnish the Trustees such periodic and special reports as the Trustees may request with respect to the Portfolio;

                  (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Portfolio and prior, present or potential shareholders (other than any information which Investment Adviser may have obtained about shareholders from other business relationships with such shareholders), and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when so requested by the Trust or when otherwise required or permitted by law);

                  (f) will immediately notify the Trust and the Co-Adviser of the occurrence of any event which would disqualify Investment Adviser or any Sub-Adviser from serving as investment adviser of an investment company; and

                  (g) will determine that all information furnished to the Trust or the Co-Adviser by it pursuant to this Agreement is accurate in all material respects.

         4. Transaction Procedures. All investment transactions on behalf of the Portfolio will be compensated by payment to or delivery by the custodian for the Portfolio duly appointed by the Trustees of the Trust (the "Custodian"), or such approved depositories or agents duly appointed by the Trustees and as may be designated by the Custodian in writing, as custodian for the Portfolio, of all cash and/or securities due to or from the Portfolio, and the Investment Adviser shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Investment Adviser effecting transactions on behalf of the Portfolio shall advise the Custodian and the Co-Adviser of all investment orders for the Portfolio placed by it with brokers, dealers, banks and other parties ("Brokers"). The Trustees shall issue, or cause to be issued, to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Investment Adviser. The Portfolio shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon the giving of proper instructions to the Custodian, the Investment Adviser shall have no responsibility or liability with respect to custodian arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Investment Adviser to take appropriate action if the Custodian fails properly to confirm execution of the instructions to the Investment Adviser and the Co-Adviser in a written form duly agreed upon by the Custodian, the Investment Adviser and the Co-Adviser.

         5. Execution and Allocation of Portfolio Brokerage. The Investment Adviser shall place, subject to the limitations contained in this paragraph 5, on behalf of the Portfolio, orders for the execution of the Portfolio's securities transactions. The Investment Adviser is authorized by the Trust to take any action, including the purchase or sale of securities for the account of the Portfolio, (a) that is not in contravention of (i) any investment restrictions set forth in the 1940 Act and the rules thereunder; (ii) specific instructions adopted by the Trustees and communicated to the Investment Adviser;
(iii) the investment objectives, policies and restrictions of the Portfolio as set forth in the Trust's current registration statement, as amended from time to time; or (iv) instructions from the Trustees to the Investment Adviser, and (b) which would not have the effect of causing the Trust to fail to qualify or to cease to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any succeeding statute.

        The Investment Adviser may place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any Brokers. In placing orders with any Broker, the Investment Adviser will consider the experience and skill of a Broker's securities traders as well as the Broker's financial responsibility and administrative efficiency. The Investment

Adviser will attempt to obtain the best price and the most favorable execution of its orders with any Brokers; however, in so doing, the Investment Adviser may consider, subject to applicable law, the research, statistical, and related brokerage services provided or to be provided by such Broker to the Portfolio or the other accounts for which the Investment Adviser exercises investment discretion. A commission paid to such Brokers may be higher than that which another Broker would have charged for effecting the same transaction, provided that the Investment Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such Broker when viewed in terms of either the particular transaction or the overall responsibilities of the Investment Adviser with respect to the accounts as to which it exercises investment discretion. It is understood that the Investment Adviser has not adopted a formula for selection of Brokers for the execution of the Portfolio's investment transactions. On occasions when the Investment Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients, the Investment Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Investment Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.

        The Investment Adviser will not execute any Portfolio transactions for the account of the Portfolio with a Broker which is an "affiliated person" (as defined in the 1940 Act) of the Trust, the Trust's distributor, the Investment Adviser or the Co-Adviser except in accordance with applicable laws, rules, regulations or interpretations thereof and effective exemption orders issued by the SEC pursuant to the 1940 Act without the prior written approval of the Trustees. The Trust agrees to provide the Investment Adviser with a list of brokers and dealers that are "affiliated persons" of the Trust. The Investment Adviser likewise agrees to furnish to the Trust and the Co-Adviser a list of Brokers which are "affiliated persons" of the Investment Adviser. In no instance will Portfolio securities be purchased from or sold to the Trust's principal distributor, Investment Adviser, Co-Adviser or any affiliate thereof, except to the extent permitted by an exemption order issued by the SEC or by applicable law.

         The Investment Adviser shall render regular reports to the Trustees and the Co-Adviser of the total brokerage business placed by it with respect to the Trust and the manner in which the allocation of such brokerage has been accomplished.

         6. Expenses of the Portfolio. The Portfolio or Trust will pay, or will enter into arrangements that require third parties to pay, all expenses other than those expressly assumed by the Investment Adviser herein, which expenses payable by the Portfolio or Trust shall include:

                  (a) Expenses of all audits by independent public accountants;

                  (b) Expenses of the Co-Adviser, transfer agent, registrar, dividend disbursing agent and shareholder recordkeeping services;

                  (c) Expenses of custodial services including recordkeeping services provided by the custodian;

                  (d) Expenses of obtaining quotations for calculating the value of the Portfolio's net assets;

                  (e) Salaries and other compensation of any of its executive officers or employees, if any, who are not officers, directors, stockholders or employees of the Investment Adviser, the administrator or the distributor;

                  (f) Taxes levied against the Portfolio;

                  (g) Brokerage fees and commissions in connection with the
                      purchase and sale of portfolio securities for the Portfolio;

                  (h) Costs, including the interest expense, of borrowing money;

                  (i) Costs and/or fees incident to Trustees and shareholder meetings of the Trust and the Portfolio, the preparation and mailings of prospectuses and reports of the Portfolio to its existing shareholders, the filing of reports with regulatory bodies, the maintenance of the Portfolio's legal existence, and the registration of shares with federal and state securities authorities;

                  (j) Legal fees in connection with the representation of the
                      Trust and/or Portfolio, including the legal fees related to the registration and continued qualification of the Portfolio's shares for sale;

                  (k) Costs of printing any share certificates representing
                      shares of the Portfolio;

                  (l) Fees and expenses of Trustees who are not affiliated
                      persons, as defined in the 1940 Act, of the Investment Adviser, the Co-Adviser, the distributor or any of their affiliates; and

                  (m) Its pro rata portion of the fidelity bond required by
                      Section 17(g) of the 1940 Act, or of other insurance premiums.

         7. Activities and Affiliates of the Investment Adviser. The Trustees acknowledge that Investment Adviser, or one or more of its affiliates, may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that Investment Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts (such individuals, entities and accounts hereinafter referred to as Affiliated Accounts). Subject to the provisions of paragraph 2 hereof, the Trustees agree that the Investment Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Portfolio, provided that Investment Adviser acts in good faith and in accordance with applicable law or as permitted by an exemption order issued by the SEC, and provided further, that it is Investment Adviser's policy to allocate within its reasonable discretion, investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Portfolio and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio may have an interest from time to time, whether in transactions which involve the Portfolio or otherwise. The Investment Adviser shall not have any obligation to acquire for the Portfolio a position in any investment which any Affiliated Account may acquire, and the Portfolio shall have no first refusal, coinvestment or other rights in respect of any investment, either for the Portfolio or otherwise.

         8. Compensation of the Investment Adviser. (a) For all services provided to the Portfolio pursuant to this Agreement, the Trust shall pay the Investment Adviser, and the Investment Adviser agrees to accept as full compensation therefor, an investment advisory fee, payable as soon as practicable after the last day of each month, calculated using an annual rate of 0.70% of the average daily net assets of the Portfolio for the first $50 million of such assets, and 0.65% on average daily net assets of the Portfolio in excess of $50 million (the "Annual Rate"). The monthly investment advisory fee to be paid by the Trust to the Investment Adviser shall be determined as of the close of business on the last business day of each month by multiplying one-twelfth of the Annual Rate by the Average Portfolio Net Assets (hereinafter defined), calculated monthly as of such day.

                  (b) For purposes of this paragraph 8, the "Average Portfolio
                      Net Assets" shall be calculated monthly as of the last business day of each month and shall mean the sum of the net assets of the Portfolio calculated each business day during the month divided by the number of business days in the month (such net assets to be determined as of the close of business each business day and computed in the manner set forth in the Declaration of Trust of the Trust).

         9. Proxies. The Trustees will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested from time to time, unless the Trustees delegate such right to the Investment Adviser, at which time the Trustees shall provide DMC with a certified resolution authorizing DMC to vote such proxies.

         10.      Liabilities of the Investment Adviser.

                  (a) The Investment Adviser will not be liable for any loss suffered by the Portfolio or the Trust as the result of any error of judgment or mistake of law in connection with its performance of this Agreement; provided, however, that the Investment Adviser shall be liable to the Portfolio and the Trust for any loss resulting from (i) a breach of fiduciary duty with respect to the receipt of compensation for services; (ii) willful misfeasance, bad faith or gross negligence in, or reckless disregard by the Investment Adviser of, the performance of its obligations or duties under this Agreement; or (iii) any material breach of any of its covenants contained in this Agreement.

                  (b) No provision of this Agreement shall be construed to
                      protect any Trustee or officer of the Trust, or the Investment Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

         11.      Renewal, Amendment and Termination.

                  (a) This Agreement shall become effective on the date first written above and shall remain in force for a period of two (2) years from such date and from year to year thereafter but only so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Trustees who are not interested persons of the Portfolio, the Co-Adviser or the Investment Adviser, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Trustees or (ii) by the vote of a majority of the outstanding voting securities of the Portfolio. The aforesaid provision that this Agreement may be continued "annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                  (b) This Agreement may be amended at any time, but only by written agreement between the Trust and the Investment Adviser, which amendment is subject to the approval of the Trustees and, if applicable, the shareholders of the Trust in the manner required by the 1940 Act, subject to any applicable exemption order of the SEC modifying the provisions of the 1940 Act with respect to approval of amendments to this Agreement.

                  (c) This Agreement:

                      (i) may at any time be terminated without the payment of any penalty either by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) days' written notice to the Investment Adviser;

                      (ii) shall immediately terminate in the event of its assignment; and

                      (iii) may be terminated by the Investment Adviser on sixty
                            (60) days' written notice to the Trust.

                  (d) As used in this Section 11, the terms "assignment",
                      "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption or other interpretations issued by the SEC.

         12. Books and Records. (a) The Trustees shall provide to the Investment Adviser copies of the Trust's most recent prospectus, statement of additional information, supplement, and post-effective amendment which relate to any class of shares representing interests in the Portfolio.

                  (b) In compliance with the requirements of Rule 31a-3 of the rules promulgated under the 1940 Act ("Rules"), the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2, the records required to be maintained by the Investment Adviser hereunder pursuant to Rule 31a-1 of the Rules.

         13. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed given, if delivered personally, on the day delivered or if mailed, by certified or registered mail, postage prepaid, return receipt requested, three (3) days after placement in the United States mail, or national courier service (e.g. UPS, Fed Ex, Airborne Express), upon actual receipt as documented by such courier, to the addresses below:

If to Trust:                  Financial Investors Variable Insurance Trust
                              c/o Russell C. Burk, Secretary
                              370 17th Street, Suite 3100
                              Denver, Colorado 80202

                              With a copy to:
                              Lester Woodward, Esq.
                              Davis, Graham & Stubbs LLP
                              1550 17th Street, Suite 500
                              Denver, CO 80202

If to Investment Adviser:     Delaware Management Company
                              Attn: Richard J. Flannery, Esq., General Counsel
                              One Commerce Square
                              Philadelphia, PA 19103

         14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         15. Limitation on Liability. Investment Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust and agrees that obligations assumed by the Portfolio pursuant to this Agreement shall be limited in all cases to the Portfolio and its assets. Investment Adviser agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Portfolio, nor from the Trustees or any individual Trustee of the Portfolio.

         16. Governing Law. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Tennessee without giving effect to the choice of laws provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.


                                    FINANCIAL INVESTORS INSURANCE TRUST


                                    By:
                                        -------------------------------
                                         Secretary



                                    DELAWARE MANAGEMENT COMPANY


                                    By:
                                        -------------------------------


                                    By:
                                        -------------------------------

                                                                       EXHIBIT A

                   INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT


         THIS INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT is made as of this ____ day of _______, 2000, between FINANCIAL INVESTORS VARIABLE INSURANCE TRUST, a Delaware business trust (the "Trust"), on behalf of its FIRST HORIZON CAPITAL APPRECIATION PORTFOLIO (the "Portfolio") and First Tennessee Bank National Association ("Bank").

         WHEREAS, the Trust has been organized to operate as an investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act") and to invest and reinvest the assets of the Portfolio in securities pursuant to investment objectives and policies for the Portfolio; and

         WHEREAS, the Trust, under separate agreement (the "Investment Advisory and Management Agreement"), has engaged the services of Delaware Management Company as co-investment adviser to the Portfolio to provide day-to-day investment management of the Portfolio's assets and securities, to conduct a continuous program of investment of the Portfolio's assets, and to provide other advisory services as outlined in the Investment Advisory and Management Agreement (DMC hereinafter being referred to as "Investment Adviser" and Bank hereinafter being referred to as "Co-Adviser"); and

         WHEREAS, the Trust desires to obtain the services, information, advice, assistance and facilities of an investment adviser and to have an investment adviser provide or perform for it various investment advisory, monitoring, statistical, research, investment adviser selection and counseling and other services with respect to the Portfolio as set forth more fully herein, but exclusive of day-to-day investment management services;

         NOW, THEREFORE, the Trust, on behalf of the Portfolio, and the Co-Adviser agree as follows:

         1. Employment of the Co-Adviser. The Trust hereby employs the Co-Adviser to provide investment advisory services in the manner set forth in
Section 2A of this Agreement, subject to the direction of the Trustees, for the period, in the manner, and on the terms hereinafter set forth. The Co-Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Co-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         2. Obligations of, and Services to be Provided by, the Co-Adviser. The Co-Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

         A.       Investment Advisory Services.

                  (a) The Co-Adviser will provide the Trust with research, analyses and recommendations with respect to the investment objective, guidelines for and risk characteristics of the Portfolio.

                  (b) The Co-Adviser will monitor the investment and management activities of the Investment Adviser relative to the Portfolio, including, but not limited to, purchase and sale transactions following settlement thereof, and report to the Trustees on compliance by the Investment Adviser with the investment objective and policies of the Portfolio, any directions which the Trustees and officers of the Trust may issue to the Investment Adviser from time to time and the requirements of the 1940 Act and all applicable rules and regulations of the Securities and Exchange Commission ("SEC") with respect to the Portfolio. In performing its monitoring services under this sub-section, the Co-Adviser may rely, among other things, upon reports, data and information furnished to it by the Investment Adviser, custodian or other service providers to the Portfolio.

                  (c) The Co-Adviser will make recommendations with respect to the engagement and termination of investment advisers and sub-advisers for the Portfolio and provide research, analyses and recommendations on qualified candidates to perform the investment advisory and, if applicable, sub-advisory duties and responsibilities for the day-to-day management of a continuous investment program for the Portfolio and the related functions to sustain that role.

                  (d) The Co-Adviser will perform or obtain research and analysis on the investment performance of the Investment Adviser, or other investment advisers or sub-advisers (collectively, the "Advisers") with respect to the Portfolio and comparisons of its absolute and relative performance to relevant indices and investment universes.

                  (e) The Co-Adviser will determine and recommend allocation of assets between multiple active Advisers at such time that the assets of the Portfolio reach such size that multiple active Advisers are warranted.

                  (f) The Co-Adviser may make presentations or reports on behalf of the Investment Adviser, or other Advisers, at the request of the Investment Adviser or such other Advisers in meetings and other settings where the presence of a representative of any such investment adviser is needed or requested but is unable to attend. Such meetings and settings may include, but are not limited to, (i) Board of Trustee meetings, (ii) meetings with broker-dealers, and (iii) meetings with other channels of distribution. Such meetings shall not include regulatory meetings.

                  (g) The Co-Adviser will coordinate its activities with the Investment Adviser and the activities of the Investment Adviser or other Advisers, with the Portfolio's transfer agent, administrator, custodian and independent accountants.

         B. Provision of Information Necessary for Preparation of Securities Registration Statements, Amendments and Other Materials.

                  The Co-Adviser will make available and provide such financial, accounting, statistical and other information related to its duties and responsibilities hereunder as required by the Trustees and necessary for the preparation of registration statements, reports and other documents required by federal and state securities laws and such other information as the Trustees may reasonably request for use by the Trust and its distributor for the underwriting and distribution of the Portfolio's shares.

         C.       Other Obligations and Services.

                  The Co-Adviser agrees to make available its officers and employees to the Trustees and officers of the Trust for consultation and discussions regarding the activities of the Investment Adviser and the Co-Adviser's duties hereunder and their activities with respect to the Portfolio.

         3. Covenants by Co-Adviser. The Co-Adviser covenants with the Trust that, with respect to the services provided to the Portfolio, it:

                  (a) will comply with all applicable provisions of the 1940 Act and applicable rules and regulations of the Securities and Exchange Commission ("SEC") and will in addition conduct its activities under this Agreement in accordance with the Portfolio's current registration statement and applicable regulations of the Office of the Comptroller of the Currency pertaining to the investment advisory activities of national banks which are applicable to the Co-Adviser;

                  (b) will not make loans to any person for the purpose of
                      purchasing or carrying Trust or Portfolio shares, or make loans to the Trust or the Portfolio;

                  (c) will not purchase shares of the Trust or the Portfolio for its own investment account;

                  (d) will maintain all books and records with respect to its duties set forth herein, and furnish the Trustees such periodic and special reports as the Trustees may request with respect to the Portfolio;

                  (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Portfolio and prior, present or potential shareholders (other than any information which Co-Adviser may have obtained about shareholders from other business relationships with such shareholders), and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Co-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when so requested by the Trust or when otherwise required or permitted by law);

                  (f) will, to the best of its knowledge and ability,
                      immediately notify the Trust of the occurrence of any event which would disqualify Co-Adviser or the Investment Adviser from serving as investment adviser of an investment company; and

                  (g) will determine that all information furnished to the Trust by the Co-Adviser pursuant to this Agreement is accurate in all material respects.

         4. Expenses of the Portfolio. The Portfolio or Trust will pay, or will enter into arrangements that require third parties to pay, all expenses other than those expressly assumed by the Co-Adviser herein, which expenses payable by the Portfolio or Trust shall include:

                  (a) Expenses of all audits by independent public accountants;

                  (b) Expenses of Investment Adviser, transfer agent, registrar, dividend disbursing agent and shareholder recordkeeping services;

                  (c) Expenses of custodial services including recordkeeping services provided by the custodian;

                  (d) Expenses of obtaining quotations for calculating the value of the Portfolio's net assets;

                  (e) Salaries and other compensation of any of its executive officers or employees, if any, who are not officers, directors, stockholders or employees of the Investment Adviser, the Co-Adviser, the Administrator or the Distributor;

                  (f) Taxes levied against the Portfolio;

                  (g) Brokerage fees and commissions in connection with the
                      purchase and sale of portfolio securities for the Portfolio;

                  (h) Costs, including the interest expense, of borrowing money;

                  (i) Costs and/or fees incident to Trustees and shareholder meetings of the Trust and the Portfolio, the preparation and mailings of prospectuses and reports of the Portfolio to its existing shareholders, the filing of reports with regulatory bodies, the maintenance of the Portfolio's legal existence, and the registration of shares with federal and state securities authorities;

                  (j) Legal fees, including the legal fees related to the
                      registration and continued qualification of the Portfolio's shares for sale;

                  (k) Costs of printing any share certificates representing
                      shares of the Portfolio;

                  (l) Fees and expenses of Trustees who are not affiliated
                      persons, as defined in the 1940 Act, of the Co-Adviser, the Investment Adviser, the Distributor or any of their affiliates; and

                  (m) Its pro rata portion of the fidelity bond required by
                      Section 17(g) of the 1940 Act, or of other insurance premiums.

         5. Activities and Affiliates of the Co-Adviser. The Trustees acknowledge that the Co-Adviser, or one or more of its affiliates, may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Co-Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts (such individuals, entities and accounts hereinafter referred to as "Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Trustees agree that the Co-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Portfolio, provided that the Co-Adviser acts in good faith and in accordance with applicable law or as permitted by an exemption order issued by the SEC, and provided further, that, as applicable to the Portfolio, it is the Co-Adviser's policy to allocate within its reasonable discretion, investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Portfolio and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio may have an interest from time to time, whether in transactions which involve the Portfolio or otherwise. The Co-Adviser shall not have any obligation to acquire for the Portfolio a position in any investment which any Affiliated Account may acquire, and the Portfolio shall have no first refusal, co-investment or other rights in respect of any investment, either for the Portfolio or otherwise.

         6.       Compensation of the Co-Adviser.

                  (a) For all services provided to the Portfolio pursuant to this Agreement, the Trust shall pay the Co-Adviser, and the Co-Adviser agrees to accept as full compensation therefor, an investment advisory fee, payable as soon as practicable after the last day of each month, calculated using an annual rate of 0.15% of the average daily net assets of the Portfolio (the "Annual Rate"). The monthly investment advisory fee to be paid by the Trust to the Co-Adviser shall be determined as of the close of business on the last business day of each month by multiplying one-twelfth of the Annual Rate by the Average Portfolio Net Assets (hereinafter defined), calculated monthly as of such day.

                  (b) For purposes of this paragraph 6, the "Average Portfolio Net Assets" shall be calculated monthly as of the last business day of each month and shall mean the sum of the net assets of the Portfolio calculated each business day during the month divided by the number of business days in the month (such net assets to be determined as of the close of business each business day and computed in the manner set forth in the Declaration of Trust of the Trust).

         7. Proxies. The Trustees will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested from time to time, unless the Trustees delegate such right to the Investment Adviser.

         8.       Liabilities of the Co-Adviser.

                  (a) The Co-Adviser will not be liable for any loss suffered by the Portfolio or the Trust as the result of any error of judgment or mistake of law in connection with its performance of this Agreement; provided, however, that the Co-Adviser shall be liable to the Portfolio and the Trust for any loss resulting from (i) a breach of fiduciary duty with respect to the receipt of compensation for services;
                      (ii) willful misfeasance, bad faith or gross negligence in, or reckless disregard by the Co-Adviser of, the performance of its duties and obligations under this Agreement; or (iii) any material breach of any of its covenants contained in this Agreement.

                  (b) No provision of this Agreement shall be construed to
                      protect any Trustee or officer of the Trust, or the Co-Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

         9.       Renewal, Amendment and Termination.

                  (a) This Agreement shall become effective on the date first written above and shall remain in force for a period of two (2) years from such date and from year to year thereafter but only so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Trustees who are not interested persons of the Portfolio, the Investment Adviser or the Co-Adviser, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Trustees or (ii) by the vote of a majority of the outstanding voting securities of the Portfolio. The aforesaid provision that this Agreement may be continued "annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                  (b) This Agreement may be amended at any time, but only by written agreement between the Trust and the Co-Adviser, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the 1940 Act, subject to any applicable exemption order of the SEC modifying the provisions of the 1940 Act with respect to approval of amendments to this Agreement.

                  (c) This Agreement:

                      (i) may at any time be terminated without the payment of any penalty either by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) days' written notice to the Co-Adviser;

                      (ii) shall immediately terminate in the event of its assignment; and

                      (iii) may be terminated by the Co-Adviser on sixty (60)
                            days' written notice to the Trust.

                  (d) As used in this Section 9, the terms "assignment",
                      "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the SEC.

         10.      Books and Records.

                  (a) The Trustees shall provide to the Co-Adviser copies of the Trust's most recent prospectus and statement of additional information (as each may be amended or supplemented from time to time) which relate to any class of shares representing interests in the Portfolio.

                  (b) In compliance with the requirements of Rule 3la-3 of the rules promulgated under the 1940 Act ("Rules"), the Co-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Co-Adviser further agrees to preserve for the periods prescribed by Rule 3la-2, the records required to be maintained by the Co-Adviser hereunder pursuant to Rule 3la-1 of the Rules.

         11. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed given, if delivered personally, on the day delivered or if mailed, by certified or registered mail, postage prepaid, return receipt requested, three (3) days after placement in the United States mail, to the addresses below:


If to Trust:                    Financial Investors Variable Insurance Trust
                                c/o Russell C. Burk, Secretary
                                370 17th Street, Suite 3100
                                Denver, Colorado 80202

With a copy to:                 Lester Woodward, Esq.
                                Davis, Graham & Stubbs LLP
                                1550 17th Street, Suite 500
                                Denver, CO 80202

If to Co-Adviser:               C. Douglas Kelso, III
                                c/o: First Tennessee Bank National Association
                                4990 Poplar Avenue, Third Floor
                                Memphis, TN  38117

With a copy to:                 Adella Heard, Esq.
                                First Tennessee Bank National Corporation
                                165 Madison Avenue, Third Floor
                                Memphis, TN  38103

         12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         13. Limitation on Liability. Co-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust and agrees that obligations assumed by the Portfolio pursuant to this Agreement shall be limited in all cases to the Portfolio and its assets. Co-Adviser agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Portfolio, nor from the Trustees or any individual Trustee of the Portfolio.

         14. Governing Law. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Tennessee without giving effect to the choice of laws provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.

                              FINANCIAL INVESTORS VARIABLE INSURANCE TRUST


                              By:
                                 -----------------------------------------
                                 Secretary



                              FIRST TENNESSEE BANK NATIONAL ASSOCIATION


                              By:
                                 -----------------------------------------